Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Ventures-National Inc.

We consent to the incorporation by reference to this registration statement Form SB-2 dated October 12, 2005, of our Report of Independent Registered Public Accounting Firm dated December 2, 2003 on the consolidated balance sheet as of August 31, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended.

/s/ STONEFIELD JOSEPHSON, INC. CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
October 13, 2005